UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2015

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(1) Equity Incentive Award to Daniel S. Jaffee. At its regular meeting on September 9, 2015, the Compensation Committee of the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) granted to Daniel S. Jaffee, the Registrant’s President and Chief Executive Officer, an award of 125,000 restricted shares of the Registrant’s Class B Stock under the terms of our 2006 Long Term Incentive Plan (the “Equity Incentive Plan”). The restrictions on these shares will lapse, and the shares will vest, in 20% increments beginning no earlier than on October 19, 2016 and no earlier than on each of the four subsequent anniversaries of that date, provided Mr. Jaffee is employed by the Registrant on those dates and meets set annual or cumulative performance-based criteria. Mr. Jaffee received a similar sized award in 2010; the final shares of that award vest on October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date: September 11, 2015